Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Michael Kodesch, Director, Investor Relations
(617) 796-8234
www.snhreit.com
Senior Housing Properties Trust Announces Third Quarter 2019 Results
Third Quarter Net Loss Attributable to Common Shareholders of $0.12 Per Share
Third Quarter Normalized FFO Attributable to Common Shareholders of $0.29 Per Share

Newton, MA (November 7, 2019):  Senior Housing Properties Trust (Nasdaq: SNH) today announced its financial results for the quarter and nine months ended September 30, 2019.
“During the third quarter, we made further progress in completing the transformative restructuring of our business arrangement with our largest tenant, Five Star Senior Living, and we remain on target to close the transaction on January 1, 2020,” stated Jennifer Francis, President and Chief Operating Officer of Senior Housing Properties Trust.  “Additionally, in conjunction with this restructuring, our third quarter results were within our expectations given our disposition activity and the reduced rent from Five Star.  Furthermore, we are encouraged by both the pricing and active interest in the assets we are marketing for disposition, with approximately $564 million of assets sold or under agreement to sell and an additional $180 million of assets in first and second round offers stages, and we remain on pace to have approximately $900 million of assets sold or under agreement to sell by year end 2019.”
Results for the Quarter Ended September 30, 2019:
Net loss attributable to common shareholders was $29.4 million, or $0.12 per share, for the quarter ended September 30, 2019 compared to net income attributable to common shareholders of $45.8 million, or $0.19 per share, for the quarter ended September 30, 2018. The net loss attributable to common shareholders for the quarter ended September 30, 2019 includes:

•
a decrease in gains and losses on equity securities, net, of $35.1 million for the quarter ended September 30, 2019 compared to the quarter ended September 30, 2018, primarily as a result of SNH's sale of The RMR Group Inc. (Nasdaq: RMR), or RMR Inc., class A common stock on July 1, 2019;

•	$33.1 million of impairment charges during the quarter ended September 30, 2019 compared to $4.5 million of impairment charges during the quarter ended September 30, 2018;

•
a decrease in rental income of $25.6 million during the quarter ended September 30, 2019 compared to the quarter ended September 30, 2018, primarily as a result of the reduction in rent paid to SNH by Five Star Senior Living Inc. (Nasdaq: FVE), or Five Star, during the three months ended September 30, 2019 pursuant to the transaction agreement SNH entered into with Five Star in April 2019, or the Transaction Agreement, as well as dispositions since July 1, 2018; and

•
a decrease in general and administrative expenses during the quarter ended September 30, 2019 compared to the quarter ended September 30, 2018, primarily as a result of no business management incentive fees accrued for the quarter ended September 30, 2019 compared to $18.8 million of business management incentive fees accrued for the quarter ended September 30, 2018.

Normalized funds from operations attributable to common shareholders, or Normalized FFO attributable to common shareholders, were $70.1 million and $100.2 million, or $0.29 and $0.42 per share, for the quarters ended September 30, 2019 and 2018, respectively.
Reconciliations of net income (loss) attributable to common shareholders determined in accordance with U.S. generally accepted accounting principles, or GAAP, to funds from operations attributable to common shareholders, or FFO attributable to common shareholders, and Normalized FFO attributable to common shareholders for the quarters ended September 30, 2019 and 2018 appear later in this press release.
Results for the Nine Months Ended September 30, 2019:
Net loss attributable to common shareholders was $36.5 million, or $0.15 per share, for the nine months ended September 30, 2019 compared to net income attributable to common shareholders of $405.4 million, or $1.71 per share, for the nine months ended September 30, 2018. The net loss attributable to common shareholders for the nine months ended September 30, 2019 includes:

•
$21.9 million of gains on sale of properties, net, during the nine months ended September 30, 2019 compared to $261.9 million of gains on sale of properties, net, during the nine months ended September 30, 2018;

•
$41.5 million of losses on equity securities, net, for the nine months ended September 30, 2019 compared to $85.6 million of gains on equity securities, net, for the nine months ended September 30, 2018, primarily as a result of SNH's sale of RMR Inc. class A common stock on July 1, 2019;

•	$41.5 million of impairment charges during the nine months ended September 30, 2019 compared to $5.1 million of impairment charges during the nine months ended September 30, 2018;

•
a decrease in rental income of $62.6 million during the nine months ended September 30, 2019 compared to the nine months ended September 30, 2018, primarily as a result of the reduction in rent paid to SNH by Five Star during the nine months ended September 30, 2019 pursuant to the Transaction Agreement, as well as dispositions since January 1, 2018;

•	$11.2 million of acquisition and certain other transaction related costs incurred during the nine months ended September 30, 2019 related to the Transaction Agreement; and

•
a decrease in general and administrative expenses during the nine months ended September 30, 2019 compared to the nine months ended September 30, 2018, primarily as a result of no business management incentive fees accrued for the nine months ended September 30, 2019 compared to $50.7 million of business management incentive fees accrued for the nine months ended September 30, 2018.

Normalized FFO attributable to common shareholders were $239.4 million and $312.2 million, or $1.01 and $1.31 per share, for the nine months ended September 30, 2019 and 2018, respectively.
Reconciliations of net income (loss) attributable to common shareholders determined in accordance with GAAP to FFO attributable to common shareholders and Normalized FFO attributable to common shareholders for the nine months ended September 30, 2019 and 2018 appear later in this press release.
Portfolio Operating Results:
For the quarter ended September 30, 2019, cash basis net operating income, or Cash Basis NOI, at properties owned, in service and managed by the same operator continuously since July 1, 2018, or same property, decreased 14.9% compared to the quarter ended September 30, 2018, primarily as a result of the reduction in rent paid to SNH by Five Star during the quarter ended September 30, 2019 pursuant to the Transaction Agreement.
For the quarter ended September 30, 2019, 50.3% of net operating income, or NOI, came from 140 buildings leased to medical providers, clinics, medical related businesses and biotech laboratory tenants, or MOBs, with 12.2 million leasable square feet. Same property MOB occupancy was 94.6% as of September 30, 2019 compared to 95.9% as of September 30, 2018. Same property Cash Basis NOI from MOBs decreased 0.3% for the quarter ended September 30, 2019 compared to the quarter ended September 30, 2018.
For the quarter ended September 30, 2019, 33.1% of NOI came from 209 triple net leased senior living communities with 22,242 living units. The weighted average rent coverage for triple net leased senior living communities increased to 1.51x for the 12 month period ended June 30, 2019 compared to 1.14x for the 12 month period ended June 30, 2018(1). Same property Cash Basis NOI from triple net leased senior living communities decreased 30.4% for the quarter ended September 30, 2019 compared to the quarter ended September 30, 2018. The increase in rent coverage for the 12 month period ended June 30, 2019 and decrease in same property Cash Basis NOI during the quarter ended September 30, 2019 were primarily a result of the reduction in rent paid to SNH by Five Star pursuant to the Transaction Agreement.

For the quarter ended September 30, 2019, 12.9% of NOI came from 77 managed senior living communities with 10,168 living units. Occupancy at managed senior living communities was 84.7% for the quarter ended September 30, 2019 compared to 86.7% for the quarter ended September 30, 2018. Same property occupancy at managed senior living communities was 85.3% for the quarter ended September 30, 2019 compared to 86.7% for the quarter ended September 30, 2018. Same property average monthly rates at managed senior living communities were $4,153 for the quarter ended September 30, 2019 compared to $4,163 for the quarter ended September 30, 2018. Same property Cash Basis NOI from managed senior living communities decreased 17.5% for the quarter ended September 30, 2019 compared to the quarter ended September 30, 2018, primarily due to increased operating expenses.
SNH's 10 wellness centers were 100% leased as of each of September 30, 2019 and 2018, and generated Cash Basis NOI of $4.7 million and $4.5 million for the three months ended September 30, 2019 and 2018, respectively.
Reconciliations of net income (loss) determined in accordance with GAAP to NOI and Cash Basis NOI, and a reconciliation of NOI to same property NOI and calculation of same property Cash Basis NOI by operating segment for the quarters ended September 30, 2019 and 2018 appear later in this press release.
Disposition Activities:
As previously announced, on July 1, 2019, SNH completed the sale of its 2,637,408 shares of RMR Inc. class A common stock in an underwritten public offering at a price to the public of $40.00 per common share. SNH received $98.9 million in net proceeds from this sale, after underwriting fees and before other offering expenses, that it used to repay amounts outstanding under its revolving credit facility.
During the quarter ended September 30, 2019, SNH sold five properties from its MOB segment located in Massachusetts for an aggregate sales price of approximately $9.9 million, excluding closing costs. In October 2019, SNH sold one property from its MOB segment located in New Jersey for a sales price of approximately $47.5 million, excluding closing costs.
______________________________________________________________________________________________________________________
(1) SNH reports rent coverage one quarter in arrears because operating results from tenants are usually provided to SNH three months after the end of a fiscal quarter. Operating data from triple net leased senior living communities is provided by tenants and excludes data for periods prior to SNH's ownership of certain properties, as well as properties sold or classified as held for sale during the periods presented. SNH has not independently verified this information. Five Star rent coverage for the 12 months ended June 30, 2019 is calculated based on the $132.0 million of annualized rental income payable to SNH by Five Star pursuant to the Transaction Agreement. The aggregate amount of monthly minimum rent payable to SNH by Five Star is subject to adjustment in accordance with the Transaction Agreement.

During the quarter ended September 30, 2019, SNH sold 15 skilled nursing facilities, or SNFs, located in Kansas, Iowa and Nebraska for an aggregate sales price of approximately $8.0 million, excluding closing costs. In October 2019, SNH sold two SNFs and a senior living community located in South Dakota for an aggregate sales price of approximately $10.5 million, excluding closing costs.
Conference Call:
At 10:00 a.m. Eastern Time this morning, President and Chief Operating Officer, Jennifer Francis, and Chief Financial Officer and Treasurer, Richard Siedel, will host a conference call to discuss SNH's third quarter 2019 financial results. The conference call telephone number is (877) 329-4297. Participants calling from outside the United States and Canada should dial (412) 317-5435. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through 11:59 p.m. on Thursday, November 14, 2019. To access the replay, dial (412) 317-0088. The replay pass code is 10134939.
A live audio webcast of the conference call will also be available in a listen-only mode on SNH’s website, www.snhreit.com. Participants wanting to access the webcast should visit SNH’s website about five minutes before the call. The archived webcast will be available for replay on SNH’s website following the call for about one week. The transcription, recording and retransmission in any way of SNH’s third quarter conference call are strictly prohibited without the prior written consent of SNH.
Supplemental Data:
A copy of SNH’s Third Quarter 2019 Supplemental Operating and Financial Data is available for download at SNH’s website, www.snhreit.com. SNH’s website is not incorporated as part of this press release.
SNH is a real estate investment trust, or REIT, that owns medical office and life science properties, senior living communities and wellness centers throughout the United States. SNH is managed by the majority owned operating subsidiary of RMR Inc., an alternative asset management company that is headquartered in Newton, MA.
Non-GAAP Financial Measures:
SNH presents certain "non-GAAP financial measures" within the meaning of applicable rules of the Securities and Exchange Commission, or SEC, including FFO attributable to common shareholders, Normalized FFO attributable to common shareholders, NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI, for the three and nine months ended September 30, 2019 and 2018. These measures do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to net income (loss) or net income (loss) attributable to common shareholders as indicators of SNH's operating performance or as measures of SNH's liquidity. These measures should be considered in conjunction with net income (loss) and net income (loss) attributable to common shareholders as presented in SNH's condensed consolidated statements of income (loss). SNH considers these non-GAAP measures to be appropriate supplemental measures of operating performance for a REIT, along with net income (loss) and net income (loss) attributable to common shareholders. SNH believes these measures provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation and amortization, they may facilitate a comparison of SNH's operating performance between periods and with other REITs and, in the case of NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI, reflecting only those income and expense items that are generated and incurred at the property level may help both investors and management to understand the operations at SNH's properties.
Please see the pages attached hereto for a more detailed statement of SNH’s operating results and financial condition, and for an explanation of SNH’s calculation of FFO attributable to common shareholders, Normalized FFO attributable to common shareholders, NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI and a reconciliation of those amounts to amounts determined in accordance with GAAP.

SENIOR HOUSING PROPERTIES TRUST
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(amounts in thousands, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Revenues:
Rental income	$148,011	$173,648	$459,349	$521,961
Residents fees and services	107,816	105,321	324,767	309,981
Total revenues	255,827	278,969	784,116	831,942

Expenses:
Property operating expenses	125,083	115,987	362,498	334,141
Depreciation and amortization	73,368	71,661	219,522	214,300
General and administrative (1)	9,604	31,032	28,287	85,228
Acquisition and certain other transaction related costs	2,492	51	11,209	138
Impairment of assets	33,099	4,525	41,518	5,073
Total expenses	243,646	223,256	663,034	638,880

Gain on sale of properties	4,183	—	21,893	261,916
Dividend income	—	660	1,846	1,978
Gains and losses on equity securities, net	40	35,137	(41,476)	85,643
Interest and other income	238	248	590	362
Interest expense (including net amortization of debt premiums, discounts and issuance costs of $1,421, $1,626, $4,592 and $4,579, respectively)	(44,817)	(45,416)	(136,840)	(133,781)
Gain (loss) on early extinguishment of debt	—	108	(17)	(22)
(Loss) income from continuing operations before income tax benefit (expense) and equity in earnings of an investee	(28,175)	46,450	(32,922)	409,158
Income tax benefit (expense)	146	(79)	47	(444)
Equity in earnings of an investee	83	831	617	882
Net (loss) income	(27,946)	47,202	(32,258)	409,596
Net income attributable to noncontrolling interest	(1,444)	(1,397)	(4,279)	(4,181)
Net (loss) income attributable to common shareholders	$(29,390)	$45,805	$(36,537)	$405,415

Weighted average common shares outstanding (basic)	237,608	237,511	237,585	237,492
Weighted average common shares outstanding (diluted)	237,608	237,562	237,585	237,526

Per common share amounts (basic and diluted):
Net (loss) income attributable to common shareholders	$(0.12)	$0.19	$(0.15)	$1.71
(1) General and administrative expenses include estimated business management incentive fee expense of $18,751 and $50,708 for the three and nine months ended September 30, 2018, respectively.

SENIOR HOUSING PROPERTIES TRUST
FUNDS FROM OPERATIONS AND NORMALIZED FUNDS FROM OPERATIONS ATTRIBUTABLE TO COMMON SHAREHOLDERS
(amounts in thousands, except per share data)
(unaudited)
Calculation of FFO and Normalized FFO Attributable to Common Shareholders(1):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net (loss) income attributable to common shareholders	$(29,390)	$45,805	$(36,537)	$405,415
Depreciation and amortization	73,368	71,661	219,522	214,300
FFO attributable to noncontrolling interest	(5,277)	(5,300)	(15,871)	(15,900)
Gain on sale of properties	(4,183)	—	(21,893)	(261,916)
Impairment of assets	33,099	4,525	41,518	5,073
Gains and losses on equity securities, net	(40)	(35,137)	41,476	(85,643)
FFO attributable to common shareholders	67,577	81,554	228,215	261,329

Estimated business management incentive fees (2)	—	18,751	—	50,708
Acquisition and certain other transaction related costs	2,492	51	11,209	138
(Gain) loss on early extinguishment of debt	—	(108)	17	22
Normalized FFO attributable to common shareholders	$70,069	$100,248	$239,441	$312,197

Weighted average common shares outstanding (basic)	237,608	237,511	237,585	237,492
Weighted average common shares outstanding (diluted)	237,608	237,562	237,585	237,526

Per common share data (basic and diluted):
Net (loss) income attributable to common shareholders	$(0.12)	$0.19	$(0.15)	$1.71
FFO attributable to common shareholders	$0.28	$0.34	$0.96	$1.10
Normalized FFO attributable to common shareholders	$0.29	$0.42	$1.01	$1.31
Distributions declared	$0.15	$0.39	$0.69	$1.17
(1)      SNH calculates FFO attributable to common shareholders and Normalized FFO attributable to common shareholders as shown above. FFO attributable to common shareholders is calculated on the basis defined by the National Association of Real Estate Investment Trusts, which is net income (loss) attributable to common shareholders, calculated in accordance with GAAP, excluding any gain or loss on sale of properties, loss on impairment of real estate assets and gains or losses on equity securities, net, if any, plus real estate depreciation and amortization and minus FFO attributable to noncontrolling interest, as well as certain other adjustments currently not applicable to SNH. In calculating Normalized FFO attributable to common shareholders, SNH adjusts for the items shown above and includes business management incentive fees, if any, only in the fourth quarter versus the quarter when they are recognized as expense in accordance with GAAP due to their quarterly volatility not necessarily being indicative of SNH’s core operating performance and the uncertainty as to whether any such business management incentive fees will be payable when all contingencies for determining such fees are known at the end of the calendar year. FFO attributable to common shareholders and Normalized FFO attributable to common shareholders are among the factors considered by SNH’s Board of Trustees when determining the amount of distributions to its shareholders. Other factors include, but are not limited to, requirements to maintain SNH’s qualification for taxation as a REIT, limitations in SNH’s revolving credit facility and term loan agreements and SNH’s public debt covenants, the availability to SNH of debt and equity capital, SNH’s expectation of its future capital requirements and operating performance, and SNH’s expected needs for and availability of cash to pay its obligations. Other real estate companies and REITs may calculate FFO attributable to common shareholders and Normalized FFO attributable to common shareholders differently than SNH does.
(2)       Incentive fees under SNH’s business management agreement with The RMR Group LLC are payable after the end of each calendar year, are calculated based on common share total return, as defined, compared to returns for the SNL U.S. REIT Healthcare Index over the applicable measurement period and are included in general and administrative expense in SNH’s condensed consolidated statements of income (loss). In calculating net income (loss) attributable to common shareholders in accordance with GAAP, SNH recognizes estimated business management incentive fee expense, if any, in the first, second and third quarters. Although SNH recognizes this expense, if any, in the first, second and third quarters for purposes of calculating net income (loss) attributable to common shareholders, SNH does not include these amounts in the calculation of Normalized FFO attributable to common shareholders until the fourth quarter, when the amount of the business management incentive fee expense for the calendar year, if any, is determined.

SENIOR HOUSING PROPERTIES TRUST
CALCULATION AND RECONCILIATION OF NET OPERATING INCOME (NOI) AND CASH BASIS NOI
(amounts in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Calculation of NOI and Cash Basis NOI(1):
Revenues:
Rental income	$148,011	$173,648	$459,349	$521,961
Residents fees and services	107,816	105,321	324,767	309,981
Total revenues	255,827	278,969	784,116	831,942
Property operating expenses	(125,083)	(115,987)	(362,498)	(334,141)
NOI	130,744	162,982	421,618	497,801
Non-cash straight line rent adjustments	(1,186)	(2,484)	(3,550)	(8,507)
Lease value amortization	(1,842)	(1,493)	(4,922)	(4,290)
Non-cash amortization included in property operating expenses(2)	(199)	(199)	(597)	(597)
Cash Basis NOI	$127,517	$158,806	$412,549	$484,407

Reconciliation of Net Income (Loss) to NOI and Cash Basis NOI:
Net (loss) income	$(27,946)	$47,202	$(32,258)	$409,596

Equity in earnings of an investee	(83)	(831)	(617)	(882)
Income tax (benefit) expense	(146)	79	(47)	444
(Gain) loss on early extinguishment of debt	—	(108)	17	22
Interest expense	44,817	45,416	136,840	133,781
Interest and other income	(238)	(248)	(590)	(362)
Gains and losses on equity securities, net	(40)	(35,137)	41,476	(85,643)
Dividend income	—	(660)	(1,846)	(1,978)
Gain on sale of properties	(4,183)	—	(21,893)	(261,916)
Impairment of assets	33,099	4,525	41,518	5,073
Acquisition and certain other transaction related costs	2,492	51	11,209	138
General and administrative	9,604	31,032	28,287	85,228
Depreciation and amortization	73,368	71,661	219,522	214,300
NOI	130,744	162,982	421,618	497,801

Non-cash amortization included in property operating expenses(2)	(199)	(199)	(597)	(597)
Lease value amortization	(1,842)	(1,493)	(4,922)	(4,290)
Non-cash straight line rent adjustments	(1,186)	(2,484)	(3,550)	(8,507)
Cash Basis NOI	$127,517	$158,806	$412,549	$484,407

(1)
The calculations of NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI exclude certain components of net income (loss) in order to provide results that are more closely related to SNH’s property level results of operations. SNH calculates NOI and Cash Basis NOI as shown above. SNH defines NOI as income from its real estate less its property operating expenses. NOI excludes amortization of capitalized tenant improvement costs and leasing commissions that SNH records as depreciation and amortization. SNH defines Cash Basis NOI as NOI excluding non-cash straight line rent adjustments, lease value amortization, lease termination fee amortization, if any, and non-cash amortization included in property operating expenses. SNH calculates same property NOI and same property Cash Basis NOI in the same manner that it calculates the corresponding NOI and Cash Basis NOI amounts, except that it only includes same properties in calculating same property NOI and same property Cash Basis NOI. SNH uses NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI to evaluate individual and company wide property level performance. Other real estate companies and REITs may calculate NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI differently than SNH does.

(2)
SNH recorded a liability for the amount by which the estimated fair value for accounting purposes exceeded the price SNH paid for its investment in RMR Inc. common stock in June 2015. A portion of this liability is being amortized on a straight line basis through December 31, 2035 as a reduction to property management fees expense, which is included in property operating expenses.

SENIOR HOUSING PROPERTIES TRUST
Calculation and Reconciliation of NOI, Cash Basis NOI, Same Property NOI and Same Property Cash Basis NOI by Segment (1)
(dollars in thousands)
(unaudited)

	For the Three Months Ended September 30, 2019					For the Three Months Ended September 30, 2018
Calculation of NOI and Cash Basis NOI:	MOBs	Triple Net Leased Senior Living Communities	Managed Senior Living Communities	Non-Segment (2)	Total	MOBs	Triple Net Leased Senior Living Communities	Managed Senior Living Communities	Non-Segment (2)	Total
Rental income / residents fees and services	$100,010	$43,326	$107,816	$4,675	$255,827	$104,492	$64,538	$105,321	$4,618	$278,969
Property operating expenses	(34,184)	—	(90,899)	—	(125,083)	(32,652)	—	(83,335)	—	(115,987)
NOI	$65,826	$43,326	$16,917	$4,675	$130,744	$71,840	$64,538	$21,986	$4,618	$162,982
NOI change	(8.4)%	(32.9)%	(23.1)%	1.2%	(19.8)%

NOI	$65,826	$43,326	$16,917	$4,675	$130,744	$71,840	$64,538	$21,986	$4,618	$162,982
Less:
Non-cash straight line rent adjustments	1,043	255	—	(112)	1,186	1,912	548	—	24	2,484
Lease value amortization	1,787	—	—	55	1,842	1,438	—	—	55	1,493
Non-cash amortization included in property operating expenses (3)	199	—	—	—	199	199	—	—	—	199
Cash Basis NOI	$62,797	$43,071	$16,917	$4,732	$127,517	$68,291	$63,990	$21,986	$4,539	$158,806
Cash Basis NOI change	(8.0)%	(32.7)%	(23.1)%	4.3%	(19.7)%

Reconciliation of NOI to Same Property NOI:
NOI	$65,826	$43,326	$16,917	$4,675	$130,744	$71,840	$64,538	$21,986	$4,618	$162,982
Less:
NOI not included in same property	1,185	963	(1,443)	—	705	5,696	3,709	(265)	—	9,140
Same property NOI (4)	$64,641	$42,363	$18,360	$4,675	$130,039	$66,144	$60,829	$22,251	$4,618	$153,842
Same property NOI change	(2.3)%	(30.4)%	(17.5)%	1.2%	(15.5)%

Reconciliation of Same Property NOI to Same Property Cash Basis NOI:
Same property NOI (4)	$64,641	$42,363	$18,360	$4,675	$130,039	$66,144	$60,829	$22,251	$4,618	$153,842
Less:
Non-cash straight line rent adjustments	1,029	258	—	(112)	1,175	2,466	368	—	24	2,858
Lease value amortization	1,798	—	—	55	1,853	1,654	—	—	55	1,709
Non-cash amortization included in property operating expenses (3)	188	—	—	—	188	183	—	—	—	183
Same property cash basis NOI (4)	$61,626	$42,105	$18,360	$4,732	$126,823	$61,841	$60,461	$22,251	$4,539	$149,092
Same property cash basis NOI change	(0.3)%	(30.4)%	(17.5)%	4.3%	(14.9)%

(1)
See page 7 for the calculation of NOI and a reconciliation of net income (loss) determined in accordance with GAAP to that amount. See footnote 1 on page 7 of this press release for a definition of NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI, and page 4 for a description of why management believes they are appropriate supplemental measures and a description of how management uses these measures.

(2)	Includes the operating results of certain properties that offer wellness, fitness and spa services to members.

(3)
SNH recorded a liability for the amount by which the estimated fair value for accounting purposes exceeded the price SNH paid for its investment in RMR Inc. common stock in June 2015. A portion of this liability is being amortized on a straight line basis through December 31, 2035 as a reduction to property management fees expense, which is included in property operating expenses.

(4)
Consists of properties owned, in service and managed by the same operator continuously since July 1, 2018, including SNH's MOB (two buildings) owned in a joint venture arrangement in which SNH owns a 55% equity interest; excludes properties classified as held for sale or in redevelopment, if any.

SENIOR HOUSING PROPERTIES TRUST
Calculation and Reconciliation of NOI, Cash Basis NOI, Same Property NOI and Same Property Cash Basis NOI by Segment (1)
(dollars in thousands)
(unaudited)

	For the Nine Months Ended September 30, 2019					For the Nine Months Ended September 30, 2018
Calculation of NOI and Cash Basis NOI:	MOBs	Triple Net Leased Senior Living Communities	Managed Senior Living Communities	Non-Segment (2)	Total	MOBs	Triple Net Leased Senior Living Communities	Managed Senior Living Communities	Non-Segment (2)	Total
Rental income / residents fees and services	$307,616	$137,683	$324,767	$14,050	$784,116	$309,497	$198,626	$309,981	$13,838	$831,942
Property operating expenses	(98,886)	—	(263,612)	—	(362,498)	(94,773)	—	(239,368)	—	(334,141)
NOI	$208,730	$137,683	$61,155	$14,050	$421,618	$214,724	$198,626	$70,613	$13,838	$497,801
NOI change	(2.8)%	(30.7)%	(13.4)%	1.5%	(15.3)%

NOI	$208,730	$137,683	$61,155	$14,050	$421,618	$214,724	$198,626	$70,613	$13,838	$497,801
Less:
Non-cash straight line rent adjustments	3,151	736	—	(337)	3,550	6,486	1,722	—	299	8,507
Lease value amortization	4,756	—	—	166	4,922	4,124	—	—	166	4,290
Non-cash amortization included in property operating expenses (3)	597	—	—	—	597	597	—	—	—	597
Cash Basis NOI	$200,226	$136,947	$61,155	$14,221	$412,549	$203,517	$196,904	$70,613	$13,373	$484,407
Cash Basis NOI change	(1.6)%	(30.4)%	(13.4)%	6.3%	(14.8)%

Reconciliation of NOI to Same Property NOI:
NOI	$208,730	$137,683	$61,155	$14,050	$421,618	$214,724	$198,626	$70,613	$13,838	$497,801
Less:
NOI not included in same property	19,106	3,877	(998)	—	21,985	24,220	16,408	2,150	—	42,778
Same property NOI (4)	$189,624	$133,806	$62,153	$14,050	$399,633	$190,504	$182,218	$68,463	$13,838	$455,023
Same property NOI change	(0.5)%	(26.6)%	(9.2)%	1.5%	(12.2)%

Reconciliation of Same Property NOI to Same Property Cash Basis NOI:
Same property NOI (4)	$189,624	$133,806	$62,153	$14,050	$399,633	$190,504	$182,218	$68,463	$13,838	$455,023
Less:
Non-cash straight line rent adjustments	3,772	745	—	(337)	4,180	7,621	1,143	—	299	9,063
Lease value amortization	5,352	—	—	166	5,518	4,926	—	—	166	5,092
Non-cash amortization included in property operating expenses (3)	554	—	—	—	554	547	—	—	—	547
Same property cash basis NOI (4)	$179,946	$133,061	$62,153	$14,221	$389,381	$177,410	$181,075	$68,463	$13,373	$440,321
Same property cash basis NOI change	1.4%	(26.5)%	(9.2)%	6.3%	(11.6)%

(1)
See page 7 for the calculation of NOI and a reconciliation of net income (loss) determined in accordance with GAAP to that amount. See footnote 1 on page 7 of this press release for a definition of NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI, and page 4 for a description of why management believes they are appropriate supplemental measures and a description of how management uses these measures.

(2)	Includes the operating results of certain properties that offer wellness, fitness and spa services to members.

(3)
SNH recorded a liability for the amount by which the estimated fair value for accounting purposes exceeded the price SNH paid for its investment in RMR Inc. common stock in June 2015. A portion of this liability is being amortized on a straight line basis through December 31, 2035 as a reduction to property management fees expense, which is included in property operating expenses.

(4)
Consists of properties owned, in service and managed by the same operator continuously since January 1, 2018, including SNH's MOB (two buildings) owned in a joint venture arrangement in which SNH owns a 55% equity interest; excludes properties classified as held for sale or in redevelopment, if any.

SENIOR HOUSING PROPERTIES TRUST
CONDENSED CONSOLIDATED BALANCE SHEETS
(amounts in thousands)
(unaudited)

	September 30, 2019	December 31, 2018
ASSETS
Real estate properties	$7,844,812	$7,876,300
Accumulated depreciation	(1,655,141)	(1,534,392)
Total real estate properties, net	6,189,671	6,341,908

Assets of properties held for sale	104,446	1,928
Cash and cash equivalents	49,462	54,976
Restricted cash	13,987	15,095
Acquired real estate leases and other intangible assets, net	359,909	419,244
Other assets, net	199,515	327,275
Total assets	$6,916,990	$7,160,426

LIABILITIES AND EQUITY
Unsecured revolving credit facility	$589,000	$139,000
Unsecured term loans, net	548,906	548,286
Senior unsecured notes, net	1,819,802	2,216,945
Secured debt and capital leases, net	698,695	744,186
Accrued interest	30,308	26,182
Assumed real estate lease obligations, net	79,134	86,304
Other liabilities	182,923	219,653
Total liabilities	3,948,768	3,980,556

Total equity	2,968,222	3,179,870
Total liabilities and equity	$6,916,990	$7,160,426

Warning Concerning Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Whenever SNH uses words such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate”, "will", “may” and negatives or derivatives of these or similar expressions, SNH is making forward-looking statements.  These forward-looking statements are based upon SNH’s present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur. Actual results may differ materially from those contained in or implied by SNH’s forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond SNH’s control. For example,

•
Ms. Francis’s statements that SNH has made further progress in completing and remains on target to close the transformative restructuring of its business arrangement with Five Star on January 1, 2020 may imply that the restructuring transaction will be completed effective January 1, 2020. SNH's restructuring transaction with Five Star is subject to conditions, including, among others, the receipt of certain regulatory approvals. SNH cannot be sure that any or all of such conditions will be satisfied. Accordingly, this restructuring transaction may not be completed effective January 1, 2020 or at all, and the terms of such transaction may change.

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Ms. Francis’s statements that SNH has approximately $564 million of assets sold or under agreement to sell, that SNH has received offers for $180 million of additional assets and that SNH remains on pace to have approximately $900 million of assets sold or under agreement to sell by year end 2019 may imply that SNH will sell the properties under agreement or for which it has received offers by year end 2019 and receive proceeds from those sales equal to or greater than the expected amounts. However, SNH may not complete the sales of any or all of the properties it currently plans to sell. Also, SNH may sell some or all of these properties at amounts that are less than currently expected and/or less than the carrying values of such properties and SNH may incur losses on any such sales as a result.

The information contained in SNH’s filings with the SEC, including under “Risk Factors” in SNH’s periodic reports, or incorporated therein, identifies important factors that could cause SNH’s actual results to differ materially from those stated in or implied by SNH’s forward-looking statements. SNH’s filings with the SEC are available on the SEC’s website at www.sec.gov. You should not place undue reliance upon forward-looking statements. Except as required by law, SNH does not intend to update or change any forward-looking statements as a result of new information, future events or otherwise.
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